Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Exhibit 23.1

I consent to the inclusion in the Prospectus, of which this Post-Registration Statement on Form S-1, of the report dated March 5, 2012, relative to the audited financial statements of RJS Development, Inc., as of December 31, 2011 and 2010.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

/s/ Peter Messineo, CPA

Peter Messineo, CPA

Palm Harbor Florida

March 23, 2012